EXHIBIT 4






                                  [Letterhead]


                                                December 17, 2001

VIA FAX
-------

ProLogis Trust
14100 East 35th Place
Aurora, Colorado  80011
Facsimile:  (303) 576-2600

Attention:  K. Dane Brooksher

       Re:  Registration of Shares

Dear Dane:

        Pursuant to Section 6(a) of the Third Amended and Restated Investor Agreement, dated as of September 9, 1997 by and between ProLogis Trust, a Maryland real estate investment trust ("ProLogis"), and Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), as the same has been previously amended, Security Capital hereby requests that ProLogis promptly file a shelf registration statement on Form S-3 for the registration under the Securities Act of 1933 of all the 49,903,814 shares of beneficial interest, $0.01 par value per share of ProLogis (the "Shares"), which are owned by Security Capital Warehouse Distribution Business Trust (formerly known as West Mixed-Use Realty Investors Trust), an indirectly owned subsidiary of Security Capital, and that ProLogis promptly file a registration statement for the Shares on Form S-4, or other applicable form, covering the offer and sale of the Shares as Merger Consideration (as defined in the attached Agreement and Plan of Merger by and between Security Capital, General Electric Capital Corporation and EB Acquisition Corp, dated as of December 14, 2001 (the "GE Merger Agreement")) (or otherwise take such action as may be necessary and appropriate to allow the offer and sale of the Shares to Security Capital's stockholders as Merger Consideration pursuant to the Form S-3), provided however that ProLogis is not being requested to file a registration statement for the Shares on Form S-4, or other applicable form, prior to the date Security Capital files a preliminary proxy statement relating to the GE Merger Agreement, which proxy statement will also to include a prospectus as to the offer and sale of the Shares as Merger Consideration, and which proxy statement must accordingly also constitute a registration statement for such Shares.

        We look forward to working with you and your counsel to effect the registration, offer and sale of the Shares as contemplated above and pursuant to the GE Merger Agreement.


                                        Sincerely,

                                        SECURITY CAPITAL GROUP
                                        INCORPORATED

                                        /s/ Jeffrey A. Klopf
                                        Jeffrey A. Klopf
                                        Senior Vice President

cc:      Michael T. Blair, Esq.
         Mayer, Brown & Platt